SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 MARCH 13, 2009

                              ENTECH  SOLAR, INC.
                              -------------------
               (Exact Name of Registrant as specified in charter)


      Delaware                      0-16936                  33-0123045
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 (State or other jurisdiction     (Commission              (IRS Employer
    of incorporation)              File Number)            Identification No.)


     200 Ludlow Drive, Ewing Business Park, Ewing, New Jersey      08638
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       (Address of principal executive offices)                 (Zip Code)


      Registrant's telephone number, including area code:   609/ 818-0700


          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(__) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(__) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(__) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(__) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS

     On March 13, 2009, Entech Solar, Inc. (the "COMPANY"), issued a press release announcing its intention to effect a $3 million dollar common stock rights offering to its shareholders. The common stock rights offering is intended to raise capital for general corporate and working capital purposes. A copy of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

99.1     Press Release dated March 13, 2009.

 ______________________________________________________________________________

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ENTECH SOLAR, INC.


By:  /s/ Stephen Salvo
-----------------------------------
     Stephen Salvo
     Secretary


Date:  March 17, 2009



EXHIBIT INDEX
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99.1     Press release dated March 13, 2009

                                                       EXHIBIT 99.1



[ENTECH SOLAR, INC. LOGO -- GRAPHIC OMITED]


               ENTECH SOLAR ANNOUNCES $3 MILLION RIGHTS OFFERING

Fort Worth, TX - (BUSINESS WIRE) -- March 13, 2009 - Entech Solar (OTC BB:
ENSL.OB), a leader in concentrating solar energy systems, today announced that it intends to effect a $3 million common stock rights offering to its shareholders in order to raise equity capital for general corporate and working capital purposes. The rights will have an exercise price of $0.1615, which is equal to 85% of the closing price for the common stock on March 12, 2009. The Quercus Trust, the largest beneficial owner of Entech's common stock, has agreed to back stop the rights offering by purchasing on the same terms up to $764,000 of shares not subscribed through the exercise of rights, in addition to the $1,236,000 of shares it will have the right to purchase due to its current ownership interest in Entech, for a total investment of up to $2 million. A record date for the rights offering has not been determined.

The Company intends to file with the Securities and Exchange Commission a registration statement covering these transactions, and the distribution of rights and commencement of the rights offering will occur promptly following the effectiveness of that registration statement.

Under the terms of the rights offering, the Company will distribute at no charge to the holders of its common stock transferable rights to purchase up to an aggregate of approximately 18,576,000 new shares of common stock. The Company will distribute to each such holder one transferable right for every share of common stock owned on the record date, which will be set forth in a prospectus to be filed with the Securities and Exchange Commission. Each right will entitle the holder to purchase one share of common stock for $0.1615. Stockholders as of the record date will be entitled to subscribe, subject to allotment among all subscribing stockholders, for shares not subscribed for by other shareholders.

Consummation of the rights offering will be subject to customary closing conditions.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The rights offering, which is expected to be launched immediately following the effectiveness of a registration statement relating to the offering, will be made only by means of a prospectus.

ABOUT ENTECH SOLAR

Entech Solar is a leading provider of concentrating solar energy systems.
Entech designs, manufactures and installs systems that provide both electricity and thermal energy for commercial and industrial applications. Entech uses its proprietary concentrating photovoltaic and thermal (CPVT) technology to deliver the ThermaVolt system, which produces cost-competitive distributed energy. For more information, please visit www.entechsolar.com.

FORWARD LOOKING STATEMENTS:

Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's 10-K and its quarterly reports on Form 10-Q both as filed with the Securities and Exchange Commission, which include the Company's cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company's filings with the Securities and Exchange Commission.


ENTECH SOLAR PRESS CONTACT:
Jessica Bloomgarden
jbloomgarden@entechsolar.com

ENTECH SOLAR INVESTOR RELATIONS CONTACT:
Chris Witty
(646) 438-9385
cwitty@darrowir.com